UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

PLAYAGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6775 S. Edmond St., Suite #300
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information furnished under Item 7.01 under the heading “Certain Financial Information” below is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

Proposed Refinancing

On January 29, 2024, PlayAGS, Inc. (the “Company,” “AGS,” “we,” “us,” “our” or similar terms) issued a press release announcing that it is exploring a refinancing of its term loan credit facility, which may include decreasing the interest rate required to be paid under such facility. Additionally, the Company could look to voluntarily repay up to $15 million of its total debt outstanding in conjunction with the refinancing transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On January 29, 2024, the Company made available a presentation to potential lenders, which included certain preliminary estimated financial data for the fourth quarter ended December 31, 2023 as set out below.

Certain Financial Information

Preliminary Unaudited Operating Results for the Fourth Quarter Ended December 31, 2023

Although the results of operations for AGS for the fourth quarter ended December 31, 2023 are not yet available, the following reflects our current expectations regarding the range of revenues, net income (loss) and Adjusted EBITDA for the fourth quarter ended December 31, 2023 as compared to the same period ended December 31, 2022. The information for the fourth quarter ended December 31, 2023 included in this Current Report on Form 8-K (this “Report”) is preliminary, has been prepared by the Company’s management, has not been reviewed or audited by the Company’s auditors and represents the best estimates of management based on the information available to them as of the date of this Report. The Company is in the process of completing its audit for the fiscal year ended December 31, 2023 and currently anticipates releasing its 2023 fourth quarter and full year results on March 5, 2024, after the market close. As a result, the information for the fourth quarter ended December 31, 2023 included in this Report is subject to adjustments, and it is possible that the Company’s actual reported financial results may differ from the estimates included in this Report due to the completion of audit procedures and final adjustments that may arise in connection with the completion of the Company’s customary closing process and the preparation of the financial statements between now and the time the Company’s financial results for the fourth quarter ended December 31, 2023 are finalized, audited and reported. The Company cannot provide any assurances to you that when the estimated financial information for the fourth quarter ended December 31, 2023 presented in this Report is finalized, audited and reported that such financial information will not be materially different from the information presented herein. As a result, the discussion below constitutes forward-looking statements and, therefore, we caution you that these statements are subject to risks and uncertainties, including possible adjustments, as well as the risk factors highlighted under “Risk Factors” in the Company’s other public filings.

	Quarter Ended December 31,
	2023 Estimate		2022
(In thousands)	Low	High	Actual
Total Revenues:	92,500	94,500	81,736
Net Income (Loss)	(2,000)	2,000	2,541
Total Adjusted EBITDA	41,000	43,000	37,280

Non-GAAP Financial Measures

Total Adjusted EBITDA

This Report provides certain information regarding Adjusted EBITDA, which is considered a non-GAAP financial measure under the rules of the Securities and Exchange Commission.

We believe that the presentation of total Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items that we do not expect to continue at the same level in the future, as well as other items we do not consider indicative of our ongoing operating performance. Further, we believe total Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures. It also provides management and investors with additional information to estimate our value.

Total Adjusted EBITDA is not a presentation made in accordance with GAAP. Our use of the term total Adjusted EBITDA may vary from others in our industry. Total Adjusted EBITDA should not be considered as an alternative to operating income or net income. Total Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for the analysis of our results as reported under GAAP.

Our definition of total Adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income and to deduct certain gains that are included in calculating net income. However, these expenses and gains vary greatly, and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, in the case of charges or expenses, these items can represent the reduction of cash that could be used for other corporate purposes. Due to these limitations, we rely primarily on our GAAP results, such as net loss, (loss) income from operations, EGM Adjusted EBITDA, Table Products Adjusted EBITDA or Interactive Adjusted EBITDA and use Total Adjusted EBITDA only on a supplemental basis.

	Quarter Ended December 31,
	2023 Estimate		2022
(In thousands)	Low	High	Actual
Net (loss) income	(2,000)	2,000	2,541
Income tax expense (benefit)	2,000	600	(937)
Depreciation and amortization	19,500	21,000	18,537
Interest expense, net of interest income and other	14,500	15,500	11,843
Write-downs and other (1)	500	400	99
Other adjustments (2)	500	(1,000)	1,228
Other non-cash charges (3)	2,500	2,000	2,648
Non-cash stock-based compensation (4)	3,500	2,500	1,321

Total Adjusted EBITDA	41,000	43,000	37,280

(1) Write-downs and other includes items related to loss on disposal or impairment of long-lived assets and fair value adjustments to contingent consideration.
(2) Other adjustments are primarily composed of the following:
●
Costs and inventory and receivable valuation charges associated with the COVID-19 pandemic, professional fees incurred for projects, costs incurred related to public offerings, contract cancellation fees and other transaction costs deemed to be non-operating in nature;

●	Acquisition and integration related costs related to the purchase of businesses and to integrate operations and obtain costs synergies;
●
Restructuring and severance costs, which primarily relate to costs incurred through the restructuring of the Company’s operations from time to time and other employee severance costs recognized in the periods presented; and

●	Legal and litigation related costs, which consist of payments to law firms and settlements for matters that are outside the normal course of business.
(3) Other non-cash charges are costs related to non-cash charges and losses on the disposition of assets, non-cash charges on capitalized installation and delivery, which primarily includes the costs to acquire contracts that are expensed over the estimated life of each contract, and non-cash charges related to accretion of contract rights under development agreements.
(4) Non-cash stock-based compensation includes non-cash compensation expense related to grants of options, restricted stock, and other equity awards.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Forward-Looking Statements

This Report contains forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects,” “targets” and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of AGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in AGS’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of AGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions and other factors set forth under Item 1. “Business,” Item 1A. “Risk Factors” in AGS’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this Report. AGS expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release dated January 29, 2024, issued by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2024

PLAYAGS, INC.

By:	/s/ Kimo Akiona
Name: Kimo Akiona
Title: Chief Financial Officer